UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 9/27/2024

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2024, the Board of Directors (the “Board”) of Gaming and Leisure Properties, Inc. (the “Company”) promoted Brandon Moore, the Company’s Chief Operating Officer, Chief Legal Counsel and Secretary, to serve in the additional role of President of the Company, effective immediately.

Mr. Moore, age 50, joined the Company in January 2014 as Senior Vice President and General Counsel and was appointed to the role of Chief Operating Officer in October 2022. Mr. Moore previously served as Vice President, Senior Corporate Counsel at Penn National Gaming, Inc. (now PENN Entertainment, Inc.) from February 2010 to 2014 where he was a senior member of the legal team responsible for a variety of transactional, regulatory and general legal matters. Prior to joining PENN Entertainment, Mr. Moore was Of Counsel to Ballard Spahr, LLP, a Philadelphia based law firm where he provided advanced legal counsel to private and public clients on a wide variety of legal, compliance and regulatory matters. He earned a B.S. in Finance with high distinction from Pennsylvania State University in 1996 and received his J.D. from the University of Pennsylvania Law School in 1999.

In connection with Mr. Moore’s appointment as the President of the Company, on September 27, 2024, the Compensation Committee of the Board approved an increase to Mr. Moore’s annual base salary to $650,000 and increased Mr. Moore’s target and maximum opportunities under the Company’s annual cash bonus program to 100% and 200%, respectively, of his base salary. For 2024, these increased bonus opportunities, tied to his increased base salary, will apply for one quarter of the year.

Mr. Moore was not appointed pursuant to any arrangement or understanding with any other person, has no family relationships with any of the Company’s directors or executive officers, and there have been no related party transactions between the Company and Mr. Moore reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the press release, dated September 30, 2024, announcing the appointment of Mr. Moore to the additional role of President, is filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2024	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Desiree A. Burke
	Name:	Desiree A. Burke
	Title:	Chief Financial Officer

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